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                                                                     EXHIBIT 8.2


                               November 16, 1998


Scottish Annuity & Life Holdings, Ltd.
Ugland House
P.O. Box 10657APO
George Town, Grand Cayman
Cayman Islands, British West Indies

               Re:  Scottish Annuity & Life Holdings, Ltd.
                    Registration Statement on Form S-1
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Gentlemen:

     We have acted as counsel for Scottish Annuity & Life Holdings, Ltd., a company organized under the laws of the Cayman Islands, British West Indies (the "Company"), in connection with certain aspects of the preparation and filing with the Securities and Exchange Commission (the "SEC"), under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement on Form S-1 (No. 333-57227) (the "Registration Statement") of the Company and the Prospectus contained therein relating to the proposed offering of up to 19,262,500 ordinary shares of the Company.

     We have examined such documents, records and matters of law as we have deemed relevant and necessary for purposes of this Opinion. Based upon the foregoing and subject to the qualifications and limitations hereinafter specified, we are of the opinion that the discussion of United States federal income tax law set forth under the heading "Material Tax Consequences" in the Registration Statement accurately states our opinion, subject to the qualifications and assumptions set forth in such statements, and we hereby confirm such opinion.

     This opinion is subject to the following assumptions, qualifications and limitations:

     A. In rendering this opinion , we have assumed that (i) all the signatures on all documents examined by us (whether originals or copies) are genuine, authentic and complete, and where any such signature purports to have been made in a corporate, governmental, fiduciary or other capacity, the person who affixed such signature to such document had authority to do so, (ii) all documents supplied to us as photocopies or facsimile copies conform to originals and (iii) the statements contained in the certificates described in paragraph B below are accurate in all material respects at the date of this opinion.
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Scottish Annuity & Life Holdings, Ltd.
November 16, 1998
Page 2

     B. In rendering this opinion, we have relied as to certain matters of fact, without any independent investigation, inquiry or verification upon certificates of officers of the Company, upon statements made to us in discussions with the Company's management and upon certificates of public officials. With your permission, all assumptions and statements of reliance have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of the assumptions or items upon which we have relied.

     C. In issuing our opinion, we have relied solely upon existing provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Department regulations in effect as of the date hereof, current published administrative positions of the Internal Revenue Service contained in revenue rulings and procedures, and judicial decisions. Such laws, regulations, administrative positions and judicial decisions are subject to change at any time. Also, future changes in federal income tax laws and the interpretation thereof can have retroactive effect. Any such changes could affect the validity of the opinion set forth above. This opinion represents our best legal judgment, but has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the Internal Revenue Service or a court concerning the issues. As noted in the Prospectus, the statements therein as to the Company's beliefs and intentions as to factual matters relating to the Company and its operations represent the views of the Company's management and do not represent our legal opinion. We also express no opinion as to any tax consequences under any foreign, state or local laws.

     D. This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Prospectus under the headings "Material Tax Consequences" and "Legal Matters." In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Act.

                              Very truly yours,

                              /s/ Jones, Day, Reavis & Pogue

                              Jones, Day, Reavis & Pogue